                  IDENTITY OF EXECUTIVE OFFICERS AND DIRECTORS


SBC COMMUNICATIONS INC.
-----------------------


Officers
--------


        NAME                            PRINCIPAL OCCUPATION
        ----                            --------------------

Edward E. Whitacre, Jr.              Chairman of the Board and
                                     Chief Executive Officer

Royce S. Caldwell                    President-Southwestern
                                     Bell Operations

James W. Callaway                    Senior Vice President-
                                     Strategic Planning

Cassandra C. Carr                    Senior Vice President-
                                     Human Resources

William E. Dreyer                    Senior Executive Vice
                                     President-External
                                     Affairs

James D. Ellis                       Senior Executive Vice
                                     President and General
                                     Counsel

Charles E. Foster                    President-SBC Operations

James S. Kahan                       Senior Vice President,
                                     Corporate Development

Donald E. Kiernan                    Senior Vice President
                                     Treasurer and Chief
                                     Financial Officer

Directors
---------


Edward E. Whitacre, Jr.              As described above

Clarence C. Barksdale                Vice Chairman, Board of
                                     Trustees, Washington
                                     University, St. Louis,
                                     Missouri



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James E. Barnes                      Chairman of the Board,
                                     President and CEO, MAPCO
                                     Inc.

Jack S. Blanton                      Chairman, Houston
                                     Endowment, Inc.;
                                     President and Chief
                                     Executive Officer, Eddy
                                     Refining Company

August A. Busch, III                 Chairman of the Board and
                                     President, Anheuser-Busch
                                     Companies, Inc.

Ruben R. Cardenas                    Partner, Cardenas, Whitis
                                     & Stephen, L.L.P.,
                                     Attorneys

Martin K. Eby, Jr.                   Chairman of the Board and
                                     CEO and President, The Eby
                                     Corporation

Tom C. Frost                         Senior Chairman of the
                                     Board and CEO, Cullen/
                                     Frost Bankers, Inc.;
                                     Senior Chairman of the
                                     Board, Frost National
                                     Bank

Jess T. Hay                          Chairman, Texas
                                     Foundation for Higher
                                     Education

Carlos Slim Helu                     Chairman of the Board,
                                     Grupo Carso, S.A. de
                                     C.V.; Chairman of the Board,
                                     Telefonos de Mexico,
                                     S.A. de C.V.

Bobby R. Inman                       United States Navy,
                                     Retired

Charles F. Knight                    Chairman, President and
                                     CEO, Emerson Electric Co.

Haskell M. Monroe, Jr.               Professor of History, The
                                     University of Missouri-
                                     Columbia

Patricia P. Upton                    President and CEO,
                                     Aromatique, Inc.

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SOUTHWESTERN BELL WIRELESS HOLDINGS, INC.
-----------------------------------------


Officers
--------


        NAME                            PRINCIPAL OCCUPATION
        ----                            --------------------

Stan Sigman                           President-SBC Wireless

Drew A. Roy                           Executive Vice President and
                                      Chief Operating Officer-SBC
                                      Wireless

Mark Boright                          Vice President and Chief
                                      Financial Officer-SBC Wireless

Charles P. Allen                      Treasurer

Glen A. Glass                         Vice President, General
                                      Counsel and Secretary

Mary T. Manning                       President-Southwestern Bell
                                      Wireless

John J. Stephens                      Vice President-Taxes

Carol L. Tacker                       Assistant Secretary


Directors
---------

Stan Sigman                           As described above

Drew A. Roy                           As described above

Mark Boright                          As described above

Mary T. Manning                       As described above

Royce S. Caldwell                     President, Southwestern Bell
                                      Operations, SBC Communications Inc.

Cassandra C. Carr                     Senior Vice President - Human
                                      Resources, SBC Communications Inc.

James W. Callaway                     Senior Vice President -
                                      Strategic Planning, SBC
                                      Communications Inc.

J. Cliff Eason                        President and CEO,
                                      Southwestern Bell
                                      Communications, Inc.

James D. Ellis                        Senior Executive Vice
                                      President and General Counsel,
                                      SBC Communications Inc.

Charles E. Foster                     President - SBC Operations, SBC
                                      Communications Inc.

James S. Kahan                        Senior Vice President -
                                      Corporate Development, SBC
                                      Communications Inc.

Donald E. Kiernan,                    Senior Vice President,
                                      Treasurer and Chief Financial
                                      Officer, SBC Communications Inc.